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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2005

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                       1-11596            58-1954497
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     (State or other jurisdiction      (Commission        (IRS Employer
          of incorporation)            File Number)     Identification No.)

     1940 N.W. 67th Place, Suite A, Gainesville, Florida       32653
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          (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (352) 373-4200

                                 Not applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Section 1 - Registrant's Business and Operations.

Item 1.01.  Entry into a Material Definitive Agreement.

        On March 15, 2005, Perma-Fix Environmental Services, Inc. (the "Company"), entered into a commitment letter with PNC Bank, National Association ("PNC"), whereby PNC agreed to renew, extend, and modify the Company's existing $25 million senior secured credit facility with PNC, which matures on December 22, 2005. The renewed credit facility will continue to provide the Company with a revolving credit facility of up to $18 million and a term loan of up to $7 million and extends the maturity date of such loans to May 31, 2008. The interest rates under the renewed credit facility will be 0.50% less than provided under the Company's existing credit facility with PNC. Renewal of the credit facility is subject to the completion of definitive loan documents and the other terms and conditions set forth in the commitment letter.

Item 9.  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

       (c)      Exhibits

       99.1 Commitment Letter between Perma-Fix Environmental Services, Inc. and PNC Bank, National Association.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: March 17, 2005.

                                          PERMA-FIX ENVIRONMENTAL SERVICES, INC.


                                          By: /s/ Richard T. Kelecy
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                                              Richard T. Kelecy,
                                              Vice-President and
                                              Chief Financial Officer

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